UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 17, 2014

INTERNET AMERICA, INC.

(Exact name of registrant as specified in its charter)

Texas	001-25147	86-0778979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6210 Rothway Street, Suite 100 Houston, Texas	77040
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 968-2500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 17, 2014, the Steven G. Mihaylo Trust and Summit Growth Management, individually and derivatively for Internet America (the “Company”), filed a lawsuit in the District Court, Harris County, Texas, against the Company and the current directors and officers of the Company for breach of fiduciary duty, shareholder oppression and declaratory relief that the Company schedule a shareholders’ meeting.

As previously reported by the Company in March 2014, Steven G. Mihaylo (“Mihaylo”) resigned from the board of directors of the Company (the “Board”). Substantially concurrent with Mihaylo’s resignation, the Company received a letter from Mr. Jeffrey G. Korn (“Korn”), Secretary of Crexendo, Inc. (“Crexendo”), of which Mihaylo is Chairman and CEO, expressing Crexendo’s interest in acquiring all of the outstanding shares of stock of Internet America at a price of $.80 per share, payable in shares of Crexendo’s common stock. Thereafter, the Board engaged GulfStar Group Inc. as its financial adviser to assist the Board in evaluating the Company’s strategic alternatives in light of Crexendo’s expressed interest.

On April 11, 2014, the Company received another letter from Korn, this time purportedly on behalf of Mihaylo, requesting the Company to call an annual meeting for the purpose of electing directors.

In a filing by the Company on April 21, 2014, the Company reported that as stated in a letter from Korn to the Company of March 19, 2014, “while we continue to be hopeful that we can work cooperatively toward a transaction we are determined to take every appropriate action to pursue the proposed transaction.”

In an April filing, the Company further stated that: (1) the Board believes that in light of the current direction of the Company to evaluate strategic alternatives, that the time and expense involved with preparation of the regulatory filings required to call and hold a shareholders’ meeting would not be the best use of the Company’s assets; and (2) in the event that following the recommendation of the Company’s financial advisor it is determined by the Board that a strategic alternative is not available to or in the best interests of the Company, then the Board intends to promptly call a shareholders’ meeting pursuant to Article Two, Section 2.01 of the Bylaws, as amended by the Third Bylaws Amendment.

As previously reported by the Company in early May, William E. Ladin, Jr., CEO and Chairman of the Board of the Company, received an email from Crexendo sent on May 6, 2014, notifying the Company that Crexendo was withdrawing its offer to discuss acquiring all of the outstanding shares of capital stock of the Company.

The Company’s Financial Advisor, Gulf Star Group, is continuing to evaluate strategic alternatives.

Item 9.01	Financial Statements and Exhibits.

  None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2014

INTERNET AMERICA, INC.

By:	/s/ William E. Ladin, Jr.
Name:	William E. Ladin, Jr.
Title:	Chief Executive Officer